UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 8, 2012 (May 4, 2012)

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                      (614) 438-3210

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                   Entry into a Material Definitive Agreement.

On May 4, 2012, Worthington Industries, Inc. (the “Registrant”) entered into a Credit Agreement (the “New Credit Agreement”) among the Registrant, as Borrower; PNC Bank, National Association, as a Lender, the Swingline Lender, an Issuing Bank and Administrative Agent; JPMorgan Chase Bank, N.A., as a Lender, an Issuing Bank and Syndication Agent; and Bank of America, N.A.; U.S. Bank National Association; Wells Fargo Bank, National Association; Branch Banking and Trust Company; Citizens Bank of Pennsylvania; Credit Suisse AG, Cayman Islands Branch; Fifth Third Bank; The Huntington National Bank; and The Northern Trust Company, as Lenders (collectively with PNC Bank, National Association and JPMorgan Chase Bank, N.A., the “Lenders”); with Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association serving as Co-Documentation Agents and J.P. Morgan Securities LLC and PNC Capital Markets LLC serving as Joint Bookrunners and Joint Lead Arrangers.  The New Credit Agreement replaces the Second Amended and Restated Revolving Credit Agreement, dated as of September 29, 2005, by and among the Registrant, the lenders party thereto and PNC Bank, National Association, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Prior Credit Agreement”).

PNC Bank, National Association served as an issuing bank, swingline lender and administrative agent under the Prior Credit Agreement and continues to serve in those capacities under the New Credit Agreement.  PNC Capital Markets LLC (formerly PNC Capital Markets, Inc.) served as a joint lead arranger under the Prior Credit Agreement and continues to serve in that capacity under the New Credit Agreement.  U.S. Bank National Association and Wells Fargo Bank, National Association (formerly Wachovia Bank, National Association) served as co-documentation agents under the Prior Credit Agreement and continue to serve in that capacity under the New Credit Agreement.  With the exception of Branch Banking and Trust Company, each of the Lenders under the New Credit Agreement had also been a lender under the Prior Credit Agreement.  In addition, certain of the Lenders under the New Credit Agreement provide other banking services not specifically outlined in the New Credit Agreement to the Registrant, its subsidiaries and their joint ventures, in the ordinary course of their respective businesses.

Availability under Commitments

The New Credit Agreement represents a syndicated unsecured revolving credit facility under which aggregate revolving credit commitments of $425 million will be available.  In addition, the Registrant may from time to time elect to increase the aggregate revolving credit commitments or enter into one or more tranches of term loans (in each case, subject to the consent of the Lenders who elect to make such loans), in minimum increments of $10,000,000, so long as, after giving effect thereto, the aggregate amount of such increases and all such incremental term loans does not exceed $200,000,000.

The Registrant may also from time to time request that a foreign subsidiary of the Registrant be added to the New Credit Agreement as an additional borrower with the ability to request and receive loans from the Lenders.  However, no more than five such requests may be made during the term of the New Credit Agreement.

As of May 4, 2012, prior to its termination as discussed below, the Prior Credit Agreement provided for $400 million of availability.

Maturity Date

The Prior Credit Agreement had been due to mature on May 6, 2013. The New Credit Agreement provides for a maturity date of May 4, 2017.

Use of Proceeds

The proceeds of the New Credit Agreement may be used to repay existing indebtedness and for working capital and other general corporate purposes, including capital expenditures and acquisitions.  On May 4, 2012, the Registrant repaid in full the then outstanding balance of $148,760,000 (excluding the letters of credit issued for the benefit of the Registrant) under the Prior Credit Agreement and, upon such repayment and the replacement of the letters of credit which had been outstanding under the Prior Credit Agreement (as discussed below under “Letters of Credit”), the Prior Credit Agreement was terminated.  As of the close of business on May 4, 2012, the Registrant had borrowed $141,800,000 under the New Credit Agreement (excluding letters of credit issued for the benefit of the Registrant).

Letters of Credit

The New Credit Agreement provides that up to $50 million of the available commitments may be used for letters of credit for the benefit of the Registrant.  On May 4, 2012, the Registrant replaced an aggregate of approximately $11,000,000 in outstanding letters of credit issued under the Prior Credit Agreement with an equal amount of letters of credit issued under the New Credit Agreement.

Borrowing Options

The New Credit Agreement has several borrowing options:  (i) ABR Borrowings, which may only be made in U.S. Dollars and bear interest at a rate determined by reference to the Alternate Base Rate described below; and (ii) Eurocurrency Borrowings, which may be made in U.S. Dollars, euros, Pounds Sterling and other agreed upon currencies and bear interest at a rate determined by reference to the Adjusted LIBO Rate (as defined in the New Credit Agreement).  A margin is added to each of the Alternate Base Rate and the Adjusted LIBO Rate, the amount of which is determined by the then current ratings by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Services, Inc. (“Moody’s”) and/or Fitch Inc. (“Fitch”) in respect of the Registrant’s senior unsecured long-term debt securities.  The Alternate Base Rate is a floating rate equal to the highest of (a) the Federal Funds Open Rate plus 0.50%, (b) the Prime Rate of PNC Bank, National Association, and (c) the Daily LIBOR Rate plus 1.00%.

Swingline Loans

As Swingline Lender, PNC Bank, National Association has also agreed to make swingline loans to the Registrant from time to time prior to May 4, 2017; provided that (i) the aggregate principal amount of swingline loans outstanding at any time may not exceed $40 million and (ii) the sum of outstanding letters of credit, swingline loans and other loans made under the New Credit Agreement may not exceed the maximum aggregate available commitments at the time.  Swingline loans will bear interest at the applicable Alternate Base Rate plus the applicable margin, or such other interest rate agreed upon by the Registrant and PNC Bank, National Association.

Facility Fees

The facility fee rate is based on the then current S&P, Moody’s and/or Fitch ratings in respect of the Registrant’s senior unsecured long-term debt securities.  As of May 4, 2012, the annual facility fee rate was 20 basis points.

Covenants; Events of Default

The terms of the New Credit Agreement provide for customary representations and warranties and affirmative covenants and also contain customary negative covenants providing limitations subject to negotiated carve-outs.

The New Credit Agreement requires that the ratio (the “interest coverage ratio”), for the Registrant and its subsidiaries on a consolidated basis, of (i) consolidated EBITDA for four consecutive fiscal quarters, taken as a single accounting period, to (ii) consolidated interest expense for such period, not be less than 3.25 to 1.00 at the end of any fiscal quarter.  In addition, the New Credit Agreement requires that the ratio, for the Registrant and its subsidiaries on a consolidated basis, of (a) consolidated indebtedness to (b) consolidated indebtedness plus consolidated stockholders’ equity, not be greater than 55% at the end of any fiscal quarter.

The terms of the New Credit Agreement include customary events of default such as payment defaults; material inaccuracies in representations or warranties; unremedied covenant defaults; bankruptcy, insolvency or occurrence of a similar event; cross-defaults to other material indebtedness; uninsured material judgments; and the occurrence of a defined change of control of Registrant or any foreign subsidiary of the Registrant which becomes a borrower under the New Credit Agreement.  Upon the occurrence of an event of default, the Lenders may, among other things, terminate their commitments under the New Credit Agreement and declare any of the then outstanding loans or letter of credit reimbursement obligations due and payable immediately.

The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the full and complete terms of the New Credit Agreement, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.                   Termination of a Material Definitive Agreement.

Please see the description in “Item 1.01.  Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, related to the termination of the Prior Credit Agreement as of May 4, 2012 upon repayment of the then outstanding indebtedness thereunder, which description is incorporated herein by reference.

Item 2.03.                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01.  Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, related to the New Credit Agreement entered into on May 4, 2012, which description is incorporated herein by reference.

Item 8.01.                   Other Events.

On May 4, 2012, the Registrant issued a news release announcing that it had entered into the New  Credit Agreement – a $425 million five-year revolving credit facility.  The news release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                   Financial Statements and Exhibits.

(a) through (c):  Not applicable.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
4.1
Credit Agreement, dated as of May 4, 2012, among Worthington Industries, Inc., as Borrower; the Lenders party thereto; PNC Bank, National Association, as Administrative Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents; and J.P. Morgan Securities LLC and PNC Capital Markets LLC, as Joint Bookrunners and Joint Lead Arrangers

99.1	News Release issued by Worthington Industries, Inc. on May 4, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: May 8, 2012	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and Secretary

WORTHINGTON INDUSTRIES, INC.

CURRENT REPORT ON FORM 8-K DATED MAY 8, 2012

INDEX TO EXHIBITS

Exhibit No.	Description
4.1
Credit Agreement, dated as of May 4, 2012, among Worthington Industries, Inc., as Borrower; the Lenders party thereto; PNC Bank, National Association, as Administrative Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents; and J.P. Morgan Securities LLC and PNC Capital Markets LLC, as Joint Bookrunners and Joint Lead Arrangers

99.1	News Release issued by Worthington Industries, Inc. on May 4, 2012